EXHIBIT 99.2
ABM INDUSTRIES CONTINUES BEST-EVER QUARTERLY DIVIDEND RATE
SAN FRANCISCO — September 6, 2006 — The Board of Directors of ABM Industries Incorporated (NYSE: ABM) has declared an all-time-high fourth quarter cash dividend of $0.11 per common share payable on November 6, 2006 to stockholders of record on October 13, 2006. This will be ABM’s 162nd consecutive quarterly cash dividend, and is $0.005 (4.8%) above the $0.105 per share quarterly dividend rate declared and paid for the fourth quarter of 2005.
About ABM Industries
     ABM Industries Incorporated (NYSE:ABM) is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2005 revenues in excess of $2.5 billion and more than 73,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial; Ampco System Parking; ABM Security Services, which includes American Commercial Security Services (ACSS) and Security Services of America (SSA); ABM Facility Services; ABM Engineering; and Amtech Lighting Services.
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CONTACT:
ABM Industries Incorporated
George B. Sundby
Executive Vice President and Chief Financial Officer
(415) 733-4000